EXHIBIT 10(a)
SUTHERLAND ASBILL & BRENNAN LLP
1275 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C. 20004-2404

                              December 1, 1999


VIA EDGAR
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Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 4 to the registration statement on Form N-4 for the Separate Account B (File Nos. 333-28769; 811-5626). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By: /s/Stephen E. Roth
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                                       Stephen E. Roth